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                                                                     Exhibit 3.1


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 08/23/1996
                                                          960247590 - 2656550

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PSW TECHNOLOGIES, INC.

               (Under Section 102 of the General Corporation Law)

      The undersigned, being a natural person and acting as incorporator of the corporation hereby being formed under the General Corporation Law, certifies that:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is PSW TECHNOLOGIES, INC.

      SECOND: The address, including street number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 1,500, all of which shall be without par value and shall be designated "Common Shares."

      FIFTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article FIFTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article FIFTH, shall eliminate or reduce the effect of this Article FIFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article FIFTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      SIXTH: Election of directors need not be by written ballot.

      SEVENTH: The Board of Directors is authorized to adopt, amend or repeal by-laws of the Corporation.

      EIGTH: (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding,


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whether civil, criminal, administrative or investigative (hereinafter a
"proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      (b) The right to indemnification conferred in paragraph (a) of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article EIGHTH or otherwise.

      (c) The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article EIGHTH shall be contract rights. If a claim under paragraph (a) or (b) of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

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(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such advancement of expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise, shall be on the Corporation.

      (d) The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

      (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee or agent of any direct or Indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership; joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

      (g) Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary

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way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, or this Corporation, as the case may be, and also on this Corporation.

      TENTH: The name and address of the incorporator are as follows:

      NAME                              MAILING ADDRESS

      Peter W. Smith                    c/o   Squadron Ellenoff, Plesent &
                                              Sheinfeld, LLP
                                              551 Fifth Avenue
                                              New York, New York 10176

                                        /s/ Peter W. Smith
Signed on: August 23, 1996              ----------------------------------
                                        Peter W. Smith, Incorporator

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/18/1996
                                                          960373512 - 2656550

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PSW TECHNOLOGIES, INC.


     I, the undersigned, being the Secretary of PSW Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DO HEREBY CERTIFY:

            FIRST: That the Fourth Article of the Certificate of Incorporation be, and it hereby is, amended to read in its entirety as follows:

                    "The aggregate number of shares which
                    the Corporation shall have the authority to issue is 11,250,000, par value of $.01 per share, all of which shall be designated 'Common Shares.'"

            SECOND: That this amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this certificate this 6th day of December, 1996.


                                        /s/ Patrick Motola
                                        ---------------------------------
                                        Patrick Motola, Secretary

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 04/02/1997
                                                         971106925 - 2656550


                         CERTIFICATE OF AMENDMENT

                                     OF

                       CERTIFICATE OF INCORPORATION

                                     OF

                            PSW TECHNOLOGIES, INC.

                           Pursuant to Section 242
                          of the General Corporation
                         Law of the State of Delaware

                          ---------------------------

         PSW Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That ARTICLE FOURTH, of the Certificate of Incorporation of the Corporation is amended by deleting the first paragraph hereof in its entirety and inserting in lieu thereof:

            "The aggregate number of shares which the Corporation shall have authorized to issue is eleven million two hundred and fifty thousand (11,250,000), par value $.01 per share, all of which shall be designated Common Shares. Each thirteen (13) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding as of the date this Certificate of Amendment is filed shall be converted and reclassified into eight (8) shares of the Corporation's Common Stock, par value $.01 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, the Corporation will issue to the holder one share of the Corporation's Common Stock for any fractional share of post-conversion Common Stock to which such holder was otherwise entitled to receive."

      SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Dr. W. Frank, its President and Patrick D. Motola, its Secretary, this 18th day of March 1996.


                                            By: /s/ W. Frank King
                                                --------------------------------
                                                President
                                                Dr. W. Frank King



ATTEST:

/s/ Patrick D. Motola
-----------------------------------
Secretary
Patrick D. Motola